Exhibit (m)(v) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K




                            MASTER DISTRIBUTION PLAN
                                CLASS B SHARES OF
                             FUNDMANAGER PORTFOLIOS

         This Distribution Plan (the "Plan") was adopted by the Board of Trustees for FundManager Portfolios (the "Trust") on December 15, 1998, and effective December 31, 1998.

         WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940 (the "Act") and is authorized to issue shares of beneficial interest in separate series (or sub-trusts) ("Portfolios") which may be divided into one or more separate classes of shares of beneficial interest (a "Class"); and

         WHEREAS, the Trust employs Freedom Capital Management Corporation (the "Adviser") to render investment management services with respect to the Portfolios as the Trustees shall establish and designate from time to time; and

         WHEREAS, the Trust employs Freedom Distributors Corp., Edgewood Services, Inc., Tucker Anthony Incorporated and Sutro & Co. Incorporated (each a "Distributor" and collectively, the "Distributors") to distribute the shares of each Portfolio designated as Class B Shares (the "Shares"); and

         WHEREAS, the Trust intends to compensate the Distributors for (1) their distribution-related activities, such as advertising and marketing the Shares ("Distribution Fee"), and (2) payments, either directly or through the Distributors, to broker-dealers, banks and other financial institutions, or other intermediaries ("Service Organizations") for distribution-related activities (also a "Distribution Fee") and for the provision of certain shareholder services ("Service Fee") with respect to the Shares;


         WHEREAS, the Board of Trustees of the Trust, including those Trustees who are not "interested persons" of the Trust (as defined in Section 2(a)(19) of the Act) and which have no direct or indirect financial interest in the operation of the Plan or in any agreement related to the Plan, has determined to adopt this Plan and has determined that there is a reasonable likelihood that the Plan will benefit the Class B Shares shareholders; and


         NOW THEREFORE, the Trust adopts the Plan on the following terms and conditions:

         1. The Plan shall pertain to Class B Shares of such Portfolios as shall be designated from time to time by the Trustees of the Trust in any Supplement to the Plan ("Supplement").

         2. (a) The Trust will compensate the Distributors and Service Organizations for distributing and marketing the Shares and for the provision of certain shareholder services. Such distribution and shareholder servicing costs and expenses would include, but not be limited to (i) advertising by radio, television, newspapers, magazines, brochures, sales literature, direct mail or any other form of advertising, (ii) expenses of sales employees or agents of the Distributors, including salary, commissions, travel and related expense, (iii) payments to Service Organizations for services in connection with the provision of personal services and shareholder account maintenance services and the distribution of Shares, including fees calculated with reference to the average daily net asset value of Shares held by shareholders who have a brokerage or other service relationship with the Service Organization receiving such fees,
(iv) costs of printing prospectuses and other materials to be given or sent to prospective investors (including costs and fees incurred in qualifying the Shares in the states in which it is to be sold), advertising and public relations, telemarketing, marketing-related overhead expenses and other distribution costs, (v) commissions and other payments advanced to sales personnel and third parties and related interest costs as permitted by the rules of the National Association of Securities Dealer, Inc. ("NASD"), and (vi) such other similar services as the Trustees determine to be reasonably calculated to result in the sale of Shares. The Distribution Fee is in addition to any Service Fee or any front-end or deferred sales charges the Distributors receive from a Portfolio with respect to sales or redemption of Portfolio shares. Total fees paid pursuant to the Plan, including the Distribution Fee described above, and the Service Fee, shall not exceed applicable NASD limits.


                  (b) A Portfolio will pay each person which has acted as principal distributor of its Class B shares its Allocable Portion (as such term is defined in the Supplement pursuant to which such person acts or acted as principal distributor of the Class B Shares) of the Distribution Fee in respect of Class B Shares of a Portfolio as compensation for its services as principal distributor of the Class B Shares of a Portfolio. Such person shall be paid its Allocable Portion of such Distribution Fees notwithstanding such person's termination as Distributor of the Class B Shares of the Portfolio, such payments to be changed or terminated only as required by: (i) a change in applicable law or a change in accounting policy adopted by the Investment Companies Committee of the AICPA and approved by FASB that results in a determination by the Portfolio's independent accountants that any sales charges in respect of such Portfolio, which are not Contingent Deferred Sales Charges and which are not yet due and payable, must be accounted for by such Portfolio as a liability in accordance with GAAP, each after the effective date of this Master Distribution Plan; (ii) if in the sole discretion of the Board of Trustees, after due consideration of the relevant factors considered when adopting and/or amendment this Plan including the transactions contemplated in that certain Purchase and Sale Agreement entered into between a Portfolio's Distributor and the commission financing entity, the Board of Trustees determines, subject to its fiduciary duty, that this Plan and the payments thereunder must be changed or terminated, notwithstanding the effect this action might have on the Portfolio's ability to offer and sell Class B shares; or (iii) in connection with a complete termination of this Plan, it being understood that for this purpose a complete termination of this Plan occurs only if, as to a Portfolio, this Plan is terminated and the Portfolio has discontinued the distribution of Class B Shares or other back-end load or substantially similar classes of shares. The services rendered by a Distributor for which that Distributor is entitled to receive its Allocable Portion of the Distribution Fee shall be deemed to have been completed at the time of the initial purchase of the commission shares taken into account in computing that Distributor's Allocable Portion of the Distribution Fee.


         The obligation of a Portfolio to pay the Distribution Fee shall terminate upon the termination of this Plan as to such Portfolio in accordance with the terms hereof. Except as provided in the preceding paragraph, a Portfolio's obligation to pay the Distribution Fee to a Distributor of the Class B Shares of the Portfolio shall be absolute and unconditional and shall not be subject to any dispute, offset, counterclaim or defense whatsoever (it being understood that nothing in this sentence shall be deemed a waiver by a Portfolio of its right separately to pursue any claims it may have against such Distributor and enforce such claims against any assets (other than its right to be paid its Allocable Portion of the Distribution Fee and to be paid the contingent deferred sales charges) of such Distributor).

         The right of a Distributor to receive the Distribution Fee may be transferred by that Distributor in order to raise funds which may be useful or necessary to perform its duties as principal underwriter, and any such transfer shall be effective upon written notice from that Distributor to the Portfolio. In connection with the foregoing, each Portfolio is authorized to pay all or part of the Distribution Fee directly to such transferee as directed by that Distributor.

                  (c) The Distributors will be compensated on a monthly basis, subject to an annual limit of the average daily net assets of the Shares of each Portfolio as shall be set forth with respect to a Portfolio in any Supplement to the Plan. Payments made out of or charged against the assets of the Shares of a Portfolio must be for distribution services rendered for or on behalf of the Shares of the Portfolio or for personal services or shareholder account maintenance services rendered to the Portfolio's Class B Shares shareholders. The Distributors may also receive and retain brokerage commissions or other remuneration or compensation with respect to portfolio transactions for a Portfolio to the extent not prohibited by the Portfolio's Prospectus or Statement of Additional Information.


                  (d) Nothing in this Plan or any Supplement thereto shall operate or be construed to limit the extent to which the Portfolio's Adviser or any other person, other than the Portfolio, at its expense apart from the Plan, may incur costs and pay expenses associated with the distribution of Portfolio shares.


         3. As consideration for providing (or causing to be provided) personal services and shareholder account maintenance services ("Shareholder Services"), the Distributors may pay Service Organizations a Services Fee at an annual rate up to 0.25% of the average daily net assets attributable to the Shares of a Portfolio for its then-current fiscal year, and be compensated therefore under the terms of this Plan.

         4. This Trust shall pay all costs and expenses in connection with preparation, printing and distribution of the Trust's prospectuses to current shareholders and the implementation and operation of the Plan.


         5. The Plan and each Supplement thereto shall not take effect with respect to Shares of a Portfolio until it has been approved, together with any related Agreements and Supplements, by votes of a majority of both (a) the Board of Trustees of the Trust and (b) those Trustees of the Trust who are not "interested persons" of the Trust (as defined in the Act) and have no direct or indirect financial interest in the operation of the Plan or any agreements related to it (the "Plan Trustees"), cast in person at a meeting (or meetings) called for the purpose of voting on the Plan and such related agreement.

         6. The Plan and each Supplement thereto shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in paragraph 5.

         7. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to the Plan or any Supplement thereto or any related agreement shall provide to the Trust's Board of Trustees, and the Board shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

         8. Any agreement related to the Plan or any Supplement thereto shall be in writing and shall provide: (a) that such agreement may be terminated with respect to a Portfolio at any time, without payment of any penalty, by vote of a majority of the Plan Trustees or by vote of a majority of the outstanding voting securities of a Portfolio, on not more than 60 days' written notice to any other party to the agreement, and (b) that such agreement shall terminate automatically in the event of its assignment.

         9. The Plan or any Supplement thereto may be terminated at any time, without payment of any penalty, with respect to each Portfolio, by vote of a majority of the Plan Trustees or by vote of a majority of the outstanding voting securities of that Portfolio.

         10. The Plan and any Supplement thereto may be amended at any time in accordance with the provisions of Rule 12b-1 under the Act.

         11. While the Plan and each Supplement thereto are in effect, the selection and nomination of Trustees who are not interested persons (as defined in the Act) of the Trust shall be committed to the discretion of the Trustees who are not interested persons of the Trust.

         12. The Trust shall preserve copies of the Plan, each Supplement thereto, and any related agreements and all reports made pursuant to paragraph 7 hereof for a period of not less than six years from the date of the Plan, the agreements or such report, as the case may be, the first two years of which shall be in an easily accessible place.

         13. This Plan and each Supplement thereto shall not obligate the Portfolio or any other party to enter into an agreement with any particular person.


                                                     FundManager Portfolios

                                                     By:  /s/ John Danello
                                                     Name:  John Danello
                                                     Title: President

                             FUNDMANAGER PORTFOLIOS

                          Distribution Plan Supplement

                                 CLASS B SHARES
                                       of
                           AGGRESSIVE GROWTH PORTFOLIO
                                GROWTH PORTFOLIO
                          GROWTH WITH INCOME PORTFOLIO
                         MANAGED TOTAL RETURN PORTFOLIO
                             INTERNATIONAL PORTFOLIO

         WHEREAS, FundManager Portfolios (the "Trust") is an open-end investment company organized as a Delaware business trust which consists of separate series (or sub-trusts) of shares of beneficial interest which may be divided into one or more classes of shares of beneficial interest as may be established and designated by the Trustees from time to time; and

         WHEREAS, the Trust has adopted a Master Distribution Plan ("Plan") which provides that the Plan shall pertain to the Class B Shares of such series as shall be designated from time to time by the Trustees of the Trust in any Supplement to the Plan; and

         WHEREAS, each of Aggressive Growth Portfolio, Growth Portfolio, Growth with Income Portfolio, Managed Total Return Portfolio and International Portfolio (each, a "Portfolio") is a separate series of the Trust with a class of shares of beneficial interest designated as Class B Shares.

         NOW, THEREFORE, the Trustees of the Trust hereby take the following actions, subject to the conditions set forth:

                  1. As provided in paragraph 1 of the Plan, the Trust hereby adopts the Plan on behalf the Class B Shares of each Portfolio, the terms and conditions of such Plan being hereby incorporated herein by reference;

2. The term "Portfolio" as used in the Plan shall refer to each Portfolio of the Trust designed in this Supplement; and


                  3. As provided in paragraph 2 of the Plan, Freedom Distributors Corporation (the "Distributor") shall be paid a Distribution Fee as compensation for distribution-related activities as set forth in the Plan, subject to an annual limit of 0.75% of a Portfolio's average daily net assets attributable to its Class B Shares, in addition to a 0.25% Services Fee provided in paragraph 3 of the Plan.


     (a) Class B Shares. In consideration of its services as distributor for the Class B Shares of a Portfolio, each Portfolio shall pay to the Distributor (or its designee or transferee) the Distributor's Allocable Portion of the Distribution Fee in respect of the Class B Shares of a Portfolio. For purposes of this Supplement, the Distributor's "Allocable Portion" of the Distribution Fee shall be 100% of such Distribution Fee unless or until the Portfolio uses a distributor other than the Distributor and thereafter the Allocable Portion shall be a portion of the Distribution Fee attributable to (i) Class B Shares of a Portfolio (each a "Subject Fund") sold by the Distributor ("Commission Shares"), plus (ii) Class B Shares of the Portfolio issued in connection with the exchange of Commission Shares of another Portfolio, plus (iii) Class B Shares of the Portfolio issued in connection with the reinvestment of dividends and capital gains.

         The Distributor's Allocable Portion of the Distribution Fee and the contingent deferred sales charges arising in respect of Class B Shares taken into account in computing the Distributor's Allocable Portion shall be limited under Rule 2830 of the Conduct Rules or other applicable regulations of the NASD as if the Class B Shares taken into account in computing the Distributor's Allocable Portion themselves constituted a separate class of shares of a Portfolio.

         The services rendered by the Distributor for which the Distributor is entitled to receive the Distributor's Allocable Portion of the Distribution Fee shall be deemed to have been completed at the time of the initial purchase of the Commission Shares (whether of the Portfolio or another Portfolio in the Trust) taken into account in computing the Distributor's Allocable Portion. The payments made hereunder shall not be terminated except as provided in paragraph 2(b) of the Plan. Except as provided in the preceding sentence, a Portfolio's obligation to pay the Distribution Fee to the Distributor shall be absolute and unconditional and shall not be subject to any dispute, offset, counterclaim or defense whatsoever, (it being understood that nothing in this sentence shall be deemed a waiver by a Portfolio of its right separately to pursue any claims it may have against the Distributor and to enforce such claims against any assets (other than its rights to be paid its Allocable Portion of the Distribution Fee and to be paid the contingent deferred sales charges) of the Distributor.

     (b) Service Fees. As additional compensation for Class B Shares of each Portfolio, applicable Portfolios shall pay the Distributor a Service Fee (as that term is defined by the National Association of Securities Dealers, Inc. ("NASD")) as set forth above.

     (c) Front-end Sales Charges. As additional compensation for the services performed and the expenses assumed by the Distributor under this Supplement, the Distributor may, in conformity with the terms and conditions set forth in the then current Prospectus, impose and retain for its own account the amount of the front-end sales charge, if any, and may reallow a portion of the front-end sales charge to other broker-dealers, all in accordance with NASD rules.

     (d) Contingent Deferred Sales Charge. Each Portfolio may pay to the Distributor (or its designee or transferee) in addition to the fees set forth in
Section 3 hereof any contingent deferred sales charge imposed on redemptions of Class B shares upon the terms and conditions set forth in the then current Prospectus of each Portfolio. Notwithstanding anything to the contrary in this Agreement, the Distributor shall be paid such contingent deferred sales charges in respect of Class B Shares taken into account in computing the Distributor's
Allocable Portion of the Distribution Fee notwithstanding the Distributor's termination as general distributor of the Class B Shares of a Portfolio or any termination of this Supplement other than in connection with complete termination of the Class B Plan as in effect on the date of execution of this Supplement. Except as provided in the preceding sentence, a Portfolio's obligation to remit such contingent deferred sales charges to the Distributor shall not be subject to any dispute, offset, counterclaim or defense whatsoever, it being understood that nothing in this sentence shall be deemed a waiver by a Portfolio of its right separately to pursue any claims it may have against the Distributor and to enforce such claims against any assets (other than its right to be paid its Allocable Portion of the Distribution Fee and to be paid the contingent deferred sales charges) of the Distributor. No Portfolio will waive any contingent deferred sales charge except under the circumstances set forth in the Portfolio's current Prospectus(es) without the consent of the Distributor (or, if rights to payment have been transferred, the transferee).

                  4. Payments to Distributor's Transferees. The Distributor may transfer the right to payment hereunder (but not its obligations hereunder) in order to raise funds to cover distribution expenditures, and any such transfers shall be effective upon written notice from the Distributor to the Portfolio. In connection with the foregoing, the Portfolio is authorized to pay all or a part of the Distribution Fee and/or contingent deferred sale charges in respect of Class B Shares directly to such transferee as directed by the Distributor.

                  5. Changes in Computation of Fee, etc. As long as the Class B Plan is in effect, a Portfolio may not change the manner in which the Class B Distribution Fee is computed (except as may be required by a changed in applicable law or a change in accounting policy adopted by the Investment Companies Committee of the AICPA and approved by FASB that results in a determination by a Portfolio's independent accountants that any of the sales charges in respect of such Portfolio, which are not contingent deferred sales charges and which are not yet due and payable, must be accounted for by such Fund as a liability in accordance with GAAP).

Adopted December 15, 1998, and effective December 31, 1998.


                                 FundManager Portfolios

                                 By:  /s/ John Danello
                                 Name:  John Danello
                                 Title: President